Exhibit 10.5
INCO LIMITED
NON-EMPLOYEE DIRECTOR SHARE OPTION PLAN
1.	Purpose.
          The purpose of the Inco Limited 2002 Non-Employee Director Share Option Plan (the “Plan”) is to advance the interests of (a) Inco Limited, a corporation organized under the laws of Canada (the “Company”), and its subsidiaries and affiliates and (b) the Company’s shareholders by (i) assisting the Company in attracting and retaining highly qualified members of the Board of Directors of the Company who are not full-time or part-time employees of the Company or any subsidiary of the Company (“Non-Employee Directors”), (ii) providing additional motivation to such Non-Employee Directors through performance related incentives to assist the Company to achieve its long range performance and strategic goals and (iii) enabling Non-Employee Directors to increase their participation in the Company’s growth and financial success by giving them the opportunity to obtain additional Common Shares of the Company (the “Common Shares”).
2.	Plan Administration.
          (a)     The Plan shall be administered by the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).
          (b)     The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements (as hereinafter defined), (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, and (vii) to accelerate the exercisability of any Award (as hereinafter defined) granted hereunder.
          (c)     Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by all the Committee members and any action so taken shall be fully as effective as if it had been taken by a vote at a meeting.
          (d)     The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive for all purposes and upon all persons including, but without limitation, the Company, its subsidiaries and affiliates, the Committee, the Board, the Non-Employee Directors and their respective successors and assigns.
          (e)     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
          (f)     Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

3.	Eligibility.
          Each Non-Employee Director is eligible to receive grants of options to purchase Common Shares (“Awards”) under Section 5.
4.	Shares Subject to the Plan.
          Subject to adjustment as provided in Section 8, the number of Common Shares available and reserved for the grant of Awards under the Plan shall not exceed 300,000 Common Shares. The shares issued under the Plan shall be authorized and unissued Common Shares. Common Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or cancelled, shall thereafter be available for grant under the Plan. The number of shares reserved for issuance to any one person pursuant to options under the Plan may not exceed 5% of the Company’s outstanding shares.
5.	Awards.
          (a)     Non-Discretionary Grants. Each Non-Employee Director shall receive, upon election or appointment as a member of the Board, an initial Award to purchase 5,000 Common Shares. In addition, each Non-Employee Director serving as a member of the Board immediately following each Annual Meeting of Shareholders of the Company, beginning with the Annual and Special Meeting to be held in 2002, shall automatically receive an Award to purchase 5,000 Common Shares as of the first business day after such Meeting provided that, if a Non-Employee Director has served for at least six but less than twelve months as of the applicable Annual Meeting of Shareholders, his or her Award as of such day shall be pro rated based upon the number of full months of service up to and including that day. The terms of each Award shall provide that (i) the exercise price shall be equal to 100% of the Fair Market Value (as hereinafter defined) of the Common Shares on the date of grant, (ii) such Award shall not be exercisable for a period more than 10 years following the date of grant, and (iii) such Award shall vest and become exercisable on the first anniversary of the date of grant. In the case of Awards exercisable in U.S. dollars, the “Fair Market Value” of the Common Shares shall be the average of the high and the low sales price of the Company’s Common Shares as reported as New York Stock Exchange — Composite Transactions on the date of the grant, provided however, if there is no trading in such shares on such Exchange on the date of grant, then the average of the high and low sales prices for such shares on the next preceding date on which there is trading shall be used for such calculation. In the case of Awards exercisable in Canadian dollars, the “Fair Market Value” of the Common Shares shall be the average of the high and low sales prices of the Company’s Common Shares, as reported on The Toronto Stock Exchange on the date of the grant, provided, however, if there is no trading in such shares on such Exchange on the date of grant, then the average of the high and low sales prices for such shares on the next preceding date on which there is trading shall be used for such calculation. If an optionee ceases to be a Non-Employee Director, such Award shall terminate except with respect to any portion of such Award then exercisable, which portion shall remain exercisable for a period of (x) 90 days, if the termination as a Non-Employee Director resulted from any reason other than retirement, death or disability, or (y) one year, if the termination resulted from retirement, death or disability; provided, that in the event the termination resulted from a removal for cause, as determined by the Committee, such Award shall immediately terminate and no longer be exercisable to any extent; and provided further, that in no event shall any such Award remain exercisable past the remainder of its scheduled term.

          (b)     Method of Exercise. The exercise or purchase price of each Common Share as to which an Award is exercised shall be paid in full at the time of such exercise in cash. An Award may provide that the optionee may exercise the Award by delivering to the Company an exercise notice and irrevocable instructions for the Company to deliver directly to a broker named in the exercise notice the number of Common Shares set forth in the notice in exchange for payment of the exercise or purchase price of the Common Shares. Any exercise of an Award following a Non-Employee Director’s death shall be made only by the Non-Employee Director’s executor or administrator, unless the Non-Employee Director’s will specifically disposes of such Award, in which case such exercise shall be made only by such recipient’s spouse, minor children or grandchildren or trust established in whole or in part for the benefit of such recipient and/or one or more of such immediate family members as may be the recipients of such disposition. If a Non-Employee Director’s personal representative or the recipient of a specific disposition under the Non-Employee Director’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Non-Employee Director.
          (c)     Delivery. Promptly after receiving payment of the exercise or purchase price of each Common Share as to which an Award is exercised, the Company shall deliver to the Non-Employee Director or to such other person as may then have the right to exercise the Award or as directed by the Non-Employee Director or such other person a certificate or certificates for the Common Shares for which the Award has been exercised.
          (d)     Rights as Shareholder; Service as a Non-Employee Director. No person shall have any of the rights of a shareholder in respect of Common Shares subject to an Award until such Common Shares have been paid for in full and issued to such person. Nothing contained in the Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director any right to continue in the service of the Company as a Director or interfere in any way with the right of the Company to terminate the service of any Non-Executive Director at any time, with or without cause.
          (e)     Surrender for Cash. A Non-Employee Director that has been granted an Award shall have the right, at any time, but subject to the discretion of the Board to suspend this right at any time upon the determination of the Board that it is in the best interests of the Company to do so, in lieu of the exercise of such Award, to elect to surrender to the Company for cancellation any Award which is then exercisable for Common Shares in return for the payment by the Company of an amount (the “Cancellation Amount”) equal to the excess of the fair market value of the Common Shares subject to such surrendered Award (such fair market value being determined to be (i) for Awards with a purchase price in U.S. dollars, the simple average of the high and low prices at which the Company’s Common Shares were traded in one or more board lots on the New York Stock Exchange for the five days on which the Common Shares were traded prior to the date on which the Awards were surrendered for cancellation, and for Awards with a purchase price in Canadian dollars, the simple average of the high and low prices at which the Common Shares were traded in one or more board lots on the Toronto Stock Exchange for the five days on which the Common Shares were so traded prior to the date on which the Awards were surrendered for cancellation or (ii) with the prior consent of the Toronto Stock Exchange, such other price as may be determined by the Board to be appropriate in the circumstances) over the aggregate exercise price for the Common Shares of the Company subject to such Award (as of the date of surrender). The Company shall have the right to withhold from any payment in respect of the Cancellation Amount any applicable withholding taxes or other withholding liabilities. Any Award surrendered for cancellation pursuant to this subsection 5(e) shall be deemed to be terminated and of no further force or effect as of the time of surrender or effective time of surrender, if later, and the total number of Common Shares of the Company that may be issued pursuant to the exercise of Awards under this Plan, as set forth in section 4, shall be reduced by the number of Common Shares that were issuable upon the exercise of such Award as of the time of surrender or effective time of surrender, if later, unless payment of the Cancellation Amount is not made by the Company in accordance with this subsection 5(e). Payment of the Cancellation Amount shall be made by the Company within ten business days after the time of surrender or effective time of surrender, if later, of an Award pursuant to this subsection 5(e).
6.	Award Agreements.
          Each Award under the Plan shall be evidenced by an agreement (an “Award Agreement”) setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.
7.	Nontransferability; Forfeiture.
          No Award shall be assignable or transferable, and no right or interest of any Non-Employee Director shall be subject to any lien, obligation or liability of the Non-Employee Director, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the requirements of applicable law or any stock exchange and on the terms and conditions it may specify, permit a Non-Employee Director to transfer any Awards granted to him or her pursuant to the Plan to one or more of his or her spouse, minor children or grandchildren or to trusts established in whole or in part for the benefit of the Non-Employee Director and/or one or more of such immediate family members. During the lifetime of the Non-Employee Director, Awards shall be exercisable only by the Non-Employee Director or by the immediate family member or trust to whom such Awards have been transferred in accordance with this Section 7.
8.	Adjustment of and Changes in Common Shares.
          In the event of any change in the outstanding Common Shares by reason of any share subdivision, share consolidation, share dividend (other than a share dividend in lieu of a cash dividend), recapitalization, merger, consolidation, share reclassification, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends (or share dividends in lieu thereof), the Committee, subject to any required regulatory approvals, may make such substitution or adjustment, if any, as it deems to be equitable, as to the number and kind of Common Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards, the number of Common Shares that may be subject to Awards and the exercise price per Common Share subject to each Award, Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into or exchangeable for shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to any Award. After any adjustment made pursuant to this Section 8, the number of shares subject to each outstanding Award shall be rounded up to the nearest whole number.

9.	Change in Control.
          (a)     In the event of a Change in Control (as defined below), all Awards shall become vested and exercisable in full. For purposes of the Plan, “Change in Control” means the occurrence of any of the following events:
         (i)     Individuals who, as of the close of business on April 17, 2002, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board for at least one full year, provided that any person becoming a Director subsequent to the close of business on April 17, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement and circular of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
         (ii)     Any “person” (as such term is defined in Section 3(a)(9) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below), or (E) a transaction (other than one described in paragraph (iii) below in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) shall not constitute a Change in Control under this paragraph (ii);
         (iii)     Shareholder approval of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), would be represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, would be represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such

Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) would be or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) will have been Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
         (iv)     Shareholder approval of the plan of complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company’s assets.
          Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
10.	Governmental Compliance.
          Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any stock exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
11.	Amendment and Termination.
          The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval (including an amendment to increase the number of Common Shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 9, no amendment shall be made that would adversely affect the rights of a Non-Employee Director under any Award previously granted, without such Non-Employee Director’s prior written consent.
12.	Governing Law.
          All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of Ontario without giving effect to principles of conflict of laws.

13.	Severability; Entire Agreement.
          If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
14.	No Third Party Beneficiaries.
          Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.
15.	Successors and Assigns.
          The terms of this Plan shall be binding upon and enure to the benefit of the Company and its successors and assigns.
16.	Effective Date.
          The Plan shall be effective as of April 17, 2002 (“Effective Date”). Subject to earlier termination pursuant to Section 11, the Plan shall have a term of five years from its Effective Date. The Plan is conditioned upon the approval of the shareholders of the Company and failure to receive such approval shall render the Plan void and of no effect.